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                         Exhibit 5



                       May 27, 1998



Board of Directors
Saratoga Bancorp
12000 Saratoga-Sunnyvale Road
Saratoga, Ca 95070

          Re: Saratoga Bancorp 1994 Stock Option Plan (Amended)

Gentlemen:

     We refer to the Registration Statement on Form S-8 to be filed by Saratoga Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to a maximum of 277,011 shares of the Company's Common Stock, no par value, issuable under the Company's 1994 Stock Option Plan(Amended). As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in out opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very Truly Yours,



                                   /s/ Coudert Brothers